Exhibit 99.1

AstroNova Reports Financial Results for the Third Quarter of Fiscal 2022

Continued Recovery of Commercial Air Travel Drives 35% YoY Increase in Test & Measurement Revenue

Third-Quarter Fiscal 2022 Summary

  Bookings of $32.3 million, up 16% year-over-year
  Revenue of $28.9 million, up 3% year-over-year
  Backlog of $26.8 million, up 16% year-over-year
  GAAP operating income of $0.3 million
  GAAP net loss of $0.4 million, or $0.06 per share, which includes costs associated with the write-off of the Company’s legacy enterprise resource planning (ERP) system
  Non-GAAP net income of $0.1 million, or $0.01 per diluted share, excluding ERP write-off costs
  Adjusted EBITDA of $1.1 million excluding ERP write-off costs, or 3.8% of revenue
  Company expects sequential and year-over-year top-line growth in the fourth quarter of FY 2022

WEST WARWICK, R.I.--(BUSINESS WIRE)--December 8, 2021--AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, today announced financial results for the fiscal 2022 third quarter ended October 30, 2021.

CEO Commentary

Gregory A. Woods, AstroNova’s President and Chief Executive Officer, stated, “Orders were strong again this quarter, as demand for our products continued to expand. Although sales were somewhat hampered by supply chain challenges affecting both segments of our business, total revenue nevertheless increased 3% year-over-year, as the ongoing recovery of the commercial aviation market helped drive double-digit growth in our Test & Measurement segment. In the Product Identification segment, in-person tradeshow activity continued to pick up in the quarter, as we demonstrated our latest printing and labeling products at major industry events including PACK EXPO in the U.S. and FACHPACK, the European trade fair for packaging, technology and processing.

Business Outlook

“Third-quarter bookings increased 16% to $32.3 million, highlighting strong demand trends heading into the final quarter of the year,” Woods continued. “Based on these trends and our expanding backlog, we believe we are well positioned for sequential and year-over-year growth in the fourth quarter of fiscal 2022.”

Q3 FY 2022 Operating Segment Results

Product Identification segment revenue in the third quarter of fiscal 2022 was $21.9 million compared with $22.9 million in the same period of fiscal 2021. Segment operating income was $1.8 million, or 8.3% of revenue, compared with $3.5 million, or 15.4% of revenue, in the prior year.

Test & Measurement segment revenue in the third quarter of fiscal 2022 increased 35.4% to $6.9 million from $5.1 million in the same period of fiscal 2021. The Test & Measurement segment recorded operating income of $0.8 million, or 12.2% of revenue, compared with a segment operating loss of $0.8 million, or a loss of 14.7% of revenue, in the comparable period of fiscal 2021.

Q3 FY 2022 Results Summary

Revenue for the third quarter of fiscal 2022 totaled $28.9 million, up 3.0% compared with $28.0 million in the year-earlier period.

Gross profit for the third quarter of fiscal 2022 was $10.4 million, or 36.0% of revenue, compared with $9.7 million, or 34.7% of revenue, in the same period of fiscal 2021. The increase compared with the same quarter last year reflects higher revenue and the impact of favorable product mix.

Operating expenses for the third quarter of fiscal 2022 totaled $10.1 million, compared with $9.3 million in the third quarter fiscal 2021, primarily reflecting investments in Research & Development and marketing expenses to support the business.

On a GAAP basis, AstroNova reported a net loss of $425,000, or $0.06 per share, which includes costs of $0.5 million (after-tax) associated with the write-off of the Company’s legacy enterprise resource planning (ERP) system. During the quarter, AstroNova completed the initial transition to a new global ERP system. On a non-GAAP basis, excluding the ERP write-off, net income was $0.1 million, or $0.01 per diluted share, in the third quarter of fiscal 2022. Net income for the third quarter of fiscal 2021 was $12,000, or $0.00 per share.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $0.3 million for the third quarter of fiscal 2022, compared with $1.7 million for the same period in fiscal 2021. Third-quarter fiscal 2022 EBITDA, excluding ERP write-off costs, was $0.7 million, or 2.4% of revenue.

Adjusted EBITDA, which is EBITDA further adjusted for share-based compensation, was $0.7 million, or 2.5% of revenue, and $1.1 million, or 3.8% of revenue, excluding ERP write-off costs. This compares with Adjusted EBITDA of $2.3 million, or 8.2% of revenue, in the same period of the prior year.

Non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, EBITDA excluding ERP write-off costs, EBITDA excluding ERP write-off costs and CARES Act benefits, Adjusted EBITDA, Adjusted EBITDA excluding ERP write-off costs, and Adjusted EBITDA excluding ERP write-off costs and CARES Act benefits are non-GAAP financial measures explained in greater detail below under “Use of Non-GAAP Financial Measures.” Please refer to the financial reconciliation table included in this news release for a reconciliation of non-GAAP measures to the closest comparable GAAP measures for the fiscal third quarter and nine months ended October 30, 2021 and October 31, 2020.

Bookings for the third quarter of fiscal 2022 were $32.3 million, compared with $27.9 million in the third quarter of fiscal 2021.

Backlog at October 30, 2021 was $26.8 million versus $23.2 million as of October 31, 2020.

Third-Quarter Fiscal 2022 Conference Call

AstroNova will discuss its third-quarter fiscal 2022 financial results in an investor conference call at 9:00 a.m. ET today. To participate on the conference call, please dial (800) 430-8332 (U.S. and Canada) or (773) 341-1662 (International) approximately 10 minutes prior to the start time and enter confirmation code 3080960.

You can hear a replay of the conference call from 12:00 p.m. ET Wednesday, December 8, 2021 until 12:00 p.m. ET Wednesday, December 15, 2021 by dialing (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (International). The passcode is 3080960. A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures: non-GAAP net income, non-GAAP net income per diluted share, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP segment operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), EBITDA excluding ERP write-off costs and CARES Act benefits, Adjusted EBITDA, and Adjusted EBITDA excluding ERP write-off costs and CARES Act benefits. AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company's core operating results, and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures also are used by the Company’s management to assist with their financial and operating decision-making.

About AstroNova

AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies since 1969, is focused on designing, manufacturing, distributing and servicing a broad range of products that acquire, store, analyze and present data in multiple formats. The Company's Product Identification segment offers a complete line-up of label and direct-to-package printing hardware and supplies, allowing customers to mark, track and enhance their products' appearance. Supported by AstroNova's customer application experts and technology leadership in printing, material science and high-speed data processing, customers benefit from an optimized, "total solution" approach. The Test and Measurement segment includes the AstroNova Aerospace business unit. This segment designs and manufactures flight deck printers, networking hardware and related accessories serving the world's aerospace and defense industries with proven advanced airborne technology solutions for the cockpit, the cabin and so much more. AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

ASTRONOVA, INC.
Condensed Consolidated Statements of Income
In Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Revenue	$28,857	$28,017	$87,780	$86,595
Cost of Revenue	18,472	18,282	53,792	56,218
Gross Profit	10,385	9,735	33,988	30,377
Total Gross Profit Margin	36.0%	34.7%	38.7%	35.1%
Operating Expenses:
Selling & Marketing	5,777	5,553	16,931	17,033
Research & Development	1,948	1,412	5,203	4,845
General & Administrative	2,364	2,353	7,372	7,214
Total Operating Expenses	10,089	9,318	29,506	29,092
Operating Income	296	417	4,482	1,285
Total Operating Margin	1.0%	1.5%	5.1%	1.5%
Other Income (Expense), net:
Extinguishment of Debt - PPP Loan	-	-	4,466	-
Loss on Disposal of Assets	(696)	-	(696)	-
Interest Expense	(135)	(286)	(526)	(776)
Gain (Loss) on Foreign Currency Transactions	(117)	(85)	(231)	314
Other, net	53	(66)	(11)	3
	(895)	(437)	3,002	(459)

Income (Loss) Before Taxes	(599)	(20)	7,484	826
Income Tax (Benefit) Provision	(174)	(32)	297	379
Net Income (Loss)	$(425)	$12	$7,187	$447
Net Income (Loss) per Common Share - Basic	$(0.06)	$0.00	$1.00	$0.06
Net Income (Loss) per Common Share - Diluted	$(0.06)	$0.00	$0.98	$0.06

Weighted Average Number of Common Shares - Basic	7,234	7,120	7,196	7,100
Weighted Average Number of Common Shares - Diluted	7,234	7,185	7,325	7,137

ASTRONOVA, INC.
Balance Sheet
In Thousands
(Unaudited)

	October 30, 2021	January 31, 2021

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$8,727	$11,439
Accounts Receivable, net	16,351	17,415
Inventories, net	31,661	30,060
Prepaid Expenses and Other Current Assets	6,451	1,807
Total Current Assets	63,190	60,721
PROPERTY, PLANT AND EQUIPMENT	50,624	50,839
Less Accumulated Depreciation	(38,950)	(38,828)
Property, Plant and Equipment, net	11,674	12,011
OTHER ASSETS
Intangible Assets, net	19,637	21,502
Goodwill	12,415	12,806
Deferred Tax Assets	5,942	5,941
Right of Use Asset	1,106	1,389
Other Assets	1,658	1,103
TOTAL ASSETS	$115,622	$115,473
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$6,866	$5,734
Accrued Compensation	4,370	2,852
Other Liabilities and Accrued Expenses	3,835	3,939
Current Portion of Royalty Obligation	2,000	2,000
Current Portion of Long-Term Debt	938	5,326
Current Liability – Excess Royalty Payment Due	220	177
Deferred Revenue	284	285
Income Taxes Payable	-	655
Total Current Liabilities	18,513	20,968
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	8,397	7,109
Royalty Obligation, net of current portion	4,811	6,161
Long-Term Debt - PPP Loan	-	4,422
Lease Liability, net of current portion	826	1,065
Other Long-Term Liabilities	557	681
Deferred Tax Liabilities	336	384
TOTAL LIABILITIES	33,440	40,790
SHAREHOLDERS’ EQUITY
Common Stock	528	521
Additional Paid-in Capital	59,502	58,049
Retained Earnings	57,272	50,085
Treasury Stock	(33,944)	(33,588)
Accumulated Other Comprehensive Loss, net of tax	(1,176)	(384)
TOTAL SHAREHOLDERS’ EQUITY	82,182	74,683
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$115,622	$115,473

ASTRONOVA, INC.
Revenue and Segment Operating Profit (Loss)
In Thousands
(Unaudited)

	Revenue		Segment Operating Profit (Loss)		Revenue		Segment Operating Profit (Loss)
	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Product Identification	$21,928	$22,898	$1,818	$3,521	$68,519	$66,907	$8,952	$9,813
Test & Measurement	6,929	5,119	842	(751)	19,261	19,688	2,902	(1,314)
Total	$28,857	$28,017	2,660	2,770	$87,780	$86,595	11,854	8,499
Corporate Expenses			2,364	2,353			7,372	7,214
Operating Income			296	417			4,482	1,285
Other Income (Expense), net			(895)	(437)			3,002	(459)
Income (Loss) Before Income Taxes			(599)	(20)			7,484	826
Income Tax (Benefit) Provision			(174)	(32)			297	379
Net Income (Loss)			$(425)	$12			$7,187	$447

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Gross Profit
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Gross Profit − GAAP	$10,385	$9,735	$33,988	$30,377

Employee Retention Credit, net	-	-	(1,641)	-

Gross Profit − Non-GAAP	$10,385	$9,735	$32,347	$30,377

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Expenses
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Operating Expenses − GAAP	$10,089	$9,318	$29,506	$29,092

Employee Retention Credit, net	-	-	489	-

Operating Expenses − Non-GAAP	$10,089	$9,318	$29,995	$29,092

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Income
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Operating Income − GAAP	$296	$417	$4,482	$1,285

Employee Retention Credit, net	-	-	(2,130)	-

Operating Income − Non-GAAP	$296	$417	$2,352	$1,285

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Net Income (Loss)
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net Income (Loss) − GAAP	$(425)	$12	$7,187	$447

Oracle EnterpriseOne ERP Write-off	$528	-	$528	-

Employee Retention Credit, net	-	-	(1,615)	-

PPP Loan Forgiveness	-	-	(4,426)	-

Net Income (Loss) − Non-GAAP	$103	$12	$1,674	$447

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Diluted Earnings Per Share
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Diluted Earnings Per Share − GAAP	$(0.06)	$0.00	$0.98	$0.06

Oracle EnterpriseOne ERP Write-off	0.07	-	0.07	-

Employee Retention Credit, net	-	-	(0.22)	-

PPP Loan Forgiveness	-	-	(0.60)	-

Diluted Earnings Per Share − Non-GAAP	$0.01	$0.00	$0.23	$0.06

ASTRONOVA, INC.
Reconciliation of Net Income to EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net Income − GAAP	$(425)	$12	$7,187	$447
Interest Expense	135	286	526	776
Income Tax Expense (Provision)	(174)	(32)	297	379
Depreciation/Amortization	796	1,438	3,070	4,571
EBITDA	$332	$1,704	$11,080	$6,173
Net Income - Employee Retention Credit	-	-	(1,615)	-
Net Income - PPP Loan Forgiveness	-	-	(4,426)	-
Net Income - Oracle EnterpriseOne ERP Write-off	528	-	528	-
Income Tax Expense - Employee Retention Credit	-	-	515	-
Income Tax Expense - PPP Loan Forgiveness	-	-	40	-
Income Tax Expense - Oracle EnterpriseOne ERP Write-off	(168)	-	(168)	-
EBITDA Excluding ERP Write-off and CARES Act Benefits	$692	$1,704	$5,954	$6,173

ASTRONOVA, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 30, 2021	October 31, 2020	October 30, 2021	October 31, 2020
Net Income (Loss) − GAAP	$(425)	$12	$7,187	$447
Interest Expense	135	286	526	776
Income Tax (Provision) Expense	(174)	(32)	297	379
Depreciation/Amortization	796	1,438	3,070	4,571
Share-Based Compensation	398	591	1,345	1,687
Adjusted EBITDA	$730	$2,295	$12,425	$7,860
Net Income - Employee Retention Credit	-	-	(1,615)	-
Net Income - PPP Loan Forgiveness	-	-	(4,426)	-
Net Income - Oracle EnterpriseOne ERP Write-off	528	-	528	-
Income Tax Expense - Employee Retention Credit	-	-	515	-
Income Tax Expense - PPP Loan Forgiveness	-	-	40	-
Income Tax Expense - Oracle EnterpriseOne ERP Write-off	(168)	-	(168)	-
Adjusted EBITDA Excluding ERP Write-off and CARES Act Benefits	$1,090	$2,295	$7,299	$7,860

ASTRONOVA, INC.
Reconciliation of Segment GAAP to Non-GAAP Operating Income (Loss)
Amounts in Thousands
(Unaudited)

	Three Months Ended						Nine Months Ended
	October 30, 2021			October 31, 2020			October 30, 2021			October 31, 2020
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total
Segment Operating Profit (Loss) - GAAP	$1,818	$842	$2,660	$3,521	$(751)	$2,770	$8,952	$2,902	$11,854	$9,813	$(1,314)	$8,499

Employee Retention Credit, net	-	-	-	-	-	-	(1,430)	(802)	(2,232)	-	-	-

Segment Operating Profit - Non-GAAP	$1,818	$842	$2,660	$3,521	$(751)	$2,770	$7,523	$2,100	$9,623	$9,813	$(1,314)	$8,499

Contacts

Scott Solomon
Senior Vice President
Sharon Merrill Associates
(617) 542-5300
ALOT@investorrelations.com